Exhibit 2.1

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Second Amendment (this “Amendment”), dated December 27, 2023, to the Agreement and Plan of Merger, originally entered into as of October 22, 2023, and amended thereafter on October 25, 2023 (the “Merger Agreement”), by and among NAYA Biosciences, Inc., a Delaware corporation (the “Company”), INVO Bioscience, Inc., a Nevada corporation (“Parent”), and INVO Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

WHEREAS, Section 8.6 of the Merger Agreement provides that it may be amended or supplemented by written agreement signed by each of the parties thereto.

WHEREAS, each of the Company, the Parent, and the Merger Sub desire to amend the Merger Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

1. Amendment of Section 1.53 of the Merger Agreement. Section 1.53 of the Merger Agreement is amended and restated in its entirety to read as follows:

“End Date” shall mean April 30, 2024.

2. Amendment of Section 1.72 of the Merger Agreement. Section 1.72 of the Merger Agreement is amended and restated in its entirety to read as follows:

“Interim PIPE” means a sale of shares of the Parent’s preferred stock at a price per share of $5.00 per share, in a private offering resulting in amount equal to at least $2,000,000 of gross proceeds to Parent in the aggregate, plus an additional amount as may be required prior to closing of the Merger to be determined in good faith by the parties hereto to adequately support the fertility business activities per an agreed forecast of Parent, as well as for a period of twelve (12) months post-closing including a catch-up on Parent’s past due accrued payables still outstanding. The parties have agreed to the following schedule (the “Minimum Interim Pipe Schedule”) for the initial $2,000,000:

1) $500k no later than Dec 29, 2023;

2) $500k no later than Jan 19, 2024;

3) $500k no later than Feb 2, 2024; and

4) $500k no later than Feb 16, 2024.

3. Amendment of Section 6.17 of the Merger Agreement. Section 6.17 of the Merger Agreement is amended and restated in its entirety to read as follows:

“Company shall consummate the Interim PIPE prior to the Closing, including the initial amount of at least $2,000,000 on the Minimum Interim Pipe Schedule. Notwithstanding anything to the contrary stated in this Agreement, should the Parent not receive the initial gross proceeds pursuant to the Minimum Interim Pipe Schedule, Parent shall be free to secure any amount of funding from third parties on any terms Parent deems reasonably acceptable under SEC and Nasdaq regulations without the prior written consent of Company.”

4. Amendment. This Amendment shall be deemed an amendment of the Agreement in accordance with Section 8.6 of the Agreement. Except as specifically modified hereby, the Agreement shall be deemed controlling and effective, and the parties hereby agree to be bound by each of its terms and conditions.

5. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, all of which will be one and the same agreement. This Amendment will become effective when each party to this Amendment will have received counterparts signed by all of the other parties. A signed copy of this Amendment delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment. This Amendment shall be considered signed when the signature of a party is delivered by .PDF, DocuSign or other generally accepted electronic signature. Such .PDF, DocuSign, or other generally accepted electronic signature shall be treated in all respects as having the same effect as an original signature.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

NAYA BIOSCIENCES INC.

By:	/s/ Daniel Teper
Name:	Daniel Teper
Title:	CEO

PARENT:

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	CEO

MERGER SUB:

INVO MERGER SUB INC.

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	CEO